EXHIBIT 12

                  COMPUTATION IN SUPPORT OF RATIO OF EARNINGS TO FIXED CHARGES

                                For Year Ended December 31, 1995

                                  (Dollar Amounts in Thousands)



                                                     Monongahela Power Company

Earnings:
       Net Income                                                  $ 66,713
       Fixed charges (see below)                                     40,679
       Income taxes                                                  42,460

       Total earnings                                              $149,852


Fixed Charges:
       Interest on long-term debt                                  $ 37,244
       Other interest                                                 2,628
       Estimated interest
         component of rentals                                           807

       Total fixed charges                                         $ 40,679


Ratio of Earnings to
  Fixed Charges                                                        3.68